UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2012

China Marine Food Group Limited

(Exact name of Registrant as specified in its charter)

NEVADA	333-40790	87-0640467
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Da Bao Industrial Zone, Shishi City Fujian, China (Address of principal executive offices)	362700 (Zip code)

Registrant’s telephone number, including area code: 86-595-8898-7588

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

                On November 21, 2012, China Marine Food Group Limited (the “Company”) held its Annual Meeting of Shareholders. At the meeting, the shareholders (i) re-elected Pengfei Liu, Weipeng Liu, Xiaochuan Li, Changhu Xue and Honkau Wan to serve as directors of the Company (“Proposal 1”) and (ii) ratified the appointment of BDO China Dahua CPA Co., Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (“Proposal 2”). A plurality of affirmative votes was required to approve the election of each director for Proposal 1 and a majority of the votes cast on the matter was required to approve Proposal 2.

Set forth below are the final voting results for each of the proposals:

Proposal 1 – Election of Directors

Pengfei Liu, Weipeng Liu, Xiaochuan Li, Changhu Xue and Honkau Wan were elected to serve as directors of the Company until the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-votes
Pengfei Liu	17,364,292	2,500	97,518	9,466,279
Weipeng Liu	17,354,992	11,800	97,518	9,466,279
Xiaochuan Li	17,363,492	3,300	97,518	9,466,279
Changhu Xue	17,364,942	1,850	97,518	9,466,279
Honkau Wan	17,363,792	3,000	97,518	9,466,279

 Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of BDO China Dahua CPA Co., Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
26,369,127	211,156	350,306

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

By:	/s/ Pengfei Liu
Pengfei Liu, Chief Executive Officer

Date: November 27, 2012